Exhibit 99.1

Company Release – 3/12/15

First Priority Financial Corp.’s Common Stock Begins Trading on the OTCQX Marketplace

MALVERN, Pa., March 12, 2015 – First Priority Financial Corp. (“First Priority”) (OTCQX: FPBK), parent of First Priority Bank, announced that the Company’s common stock will begin trading on the OTCQX marketplace, effective today, using the symbol FPBK. OTCQX for Banks is an expansion of the OTCQX marketplace and was launched in the spring of 2014. This trading platform was designed to increase the visibility of well-managed and strongly capitalized community banks in public markets.

“Our primary objective in going public on the OTCQX marketplace is to provide a liquidity option for our current shareholders and to broaden the ownership opportunity for potential new investors while also increasing the overall awareness related to First Priority’s operating strengths and future growth potential,” said David E. Sparks, Chairman and Chief Executive Officer. “We are pleased to have our stock traded on the OTCQX for Banks trading platform, designed by the OTC Markets Group to specifically serve strong banks within our industry. This action will allow us to increase visibility and provide a higher level of overall liquidity for our stock over time.”

OTCQX for Banks, an expansion of the OTCQX marketplace, was developed to serve strong well managed banks that operate with a high level of financial reporting and transparency. To qualify for trading on OTCQX, a bank must meet high financial standards, be current with its regulatory reporting, post quarterly results, report material events in a timely manner and appoint a Corporate Broker, a FINRA member broker-dealer specializing in bank stocks. In this regard, First Priority has appointed Keefe, Bruyette & Woods as its Corporate Broker on the OTCQX marketplace.

About First Priority:

First Priority Financial Corp. is a bank holding company with $492.3 million in assets as of December 31, 2014, which along with its bank subsidiary, First Priority Bank, is headquartered in Malvern, Pennsylvania. First Priority Bank was chartered in November, 2005 and opened for business to the public in January, 2006 as a full service commercial bank providing personal and business lending, deposit products and wealth management services through its ten offices in Berks, Bucks, Chester and Montgomery Counties, Pennsylvania. The common stock of First Priority Financial Corp. is currently traded on the OTCQX for Banks marketplace using the symbol: FPBK. For more information about First Priority, visit the website http://www.fpbk.com.

Investor Relations Contact:

Lawrence E. Donato

Executive Vice President

First Priority Financial Corp.

(484) 527-4022

ldonato@fpbk.com

Forward-Looking Statements:

This release contains forward-looking statements, which can be identified by reference to a future period or periods or by the use of words such as “would be,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” and similar expressions or the negative thereof. These forward-looking statements include: statements of goals, intentions and expectations; statements regarding prospects and business strategy; statements regarding asset quality and market risk; and estimates of future costs, benefits and results. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following: (1) general economic conditions, (2) competitive pressures among financial services companies, (3) changes in interest rates, (4) deposit flows, (5) loan demand, (6) changes in legislation or regulation, (7) changes in accounting principles, policies and guidelines, (8) litigation liabilities, including costs, expenses, settlements and judgments and (9) other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. We have no obligation to update or revise any forward-looking statements to reflect any changed assumptions, unanticipated events or any changes in the future.

The Company cautions that the foregoing list of important factors is not exclusive. Readers are also cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company to reflect events or circumstances occurring after the date of this press release.

For a discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission (“SEC”), including our most recent annual report on Form 10-K, as supplemented by our quarterly or other reports subsequently filed with the SEC.

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